EXHIBIT 99.3

                  FORM OF PROXY FOR USE BY THE SHAREHOLDERS OF
                     THE FIDELITY DEPOSIT AND DISCOUNT BANK



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                     THE FIDELITY DEPOSIT AND DISCOUNT BANK

                                      PROXY

                       FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER ___, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby constitutes and appoints _______________________ and _____________________ and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of The Fidelity Deposit and Discount Bank (the "Bank") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of the bank to be held at the Bank's main office at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512 on __________, December ____, 1999, at ______ ___.m., Eastern Standard Time, and at any adjournment or postponement thereof as follows:

      1. To consider and act upon a proposal to approve and adopt the Plan of Reorganization and Planof Merger, providing for:

            o the reorganization of the Bank as the wholly owned subsidiary of Fidelity D & D Bancorp, Inc., a Pennsylvania corporation organized by the Bank to become the Bank's holding company, through the merger of the Bank with the Fidelity Deposit and Discount Interim Bank, a Pennsylvania chartered banking institution and subsidiary of Fidelity D & D Bancorp, Inc.;

            o and the Exchange of each share of common stock of the Bank for 2 Shares of common stock of Fidelity D & D Bancorp, Inc.

            / /  FOR               / /  AGAINST               / /  ABSTAIN

      The Board of Directors recommends a vote FOR this proposal.

      ____________________________________________________________________

      2. Proposal to adjourn the special meeting of shareholders to a later date to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the Plan of Reorganization and Plan of Merger.

            / /  FOR               / /  AGAINST               / /  ABSTAIN

            The Board of Directors recommends a vote FOR this proposal.

      ____________________________________________________________________


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      3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders and any adjournment.

      This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2.


                                         Dated: ________________________, 1999


                                         _____________________________________
                                         Signature


                                         _____________________________________
                                         Signature


Number of Shares Held of
Record on November ___, 1999:
_______________

      This proxy must be dated, signed by the shareholder(s) and returned promptly to the Bank in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.


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